SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                          CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  June 14, 2004

                          TRYCERA FINANCIAL, INC.
          (Exact Name of Registrant as Specified in Its Charter)

                                  Nevada
              (State of Other Jurisdiction of Incorporation)


000-30872                                                        33-0910363
(Commission File Number)                  (IRS Employer Identification No.)

170 Newport Center Drive, Suite 210, Newport Beach, CA                92660
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's Telephone Number, Including Area Code:  (949) 273-4300

Whitelight Technologies, Inc.
(Former Name, if Changed Since Last Report)


Item 5.     Other Events

     June 14, 2004, represented the twentieth day following the mailing of the definitive information statement to shareholders on May 24, 2004. As a result of the mailing, the following items set forth in the information statement became effective:

 * On June 14, 2004, the name of the corporation was effectively changed to Trycera Financial, Inc. A certificate of amendment was filed with the State of Nevada effecting the change of name.

 * Also on June 14, 2004, the amendment to the articles of incorporation to provide for 20,000,000 of preferred stock became effective. A certificate of amendment was filed with the State of Nevada effecting the change of capitalization.

 * Effective the close of business on June 14, 2004, the outstanding shares of common stock of the corporation were reverse split at the rate of one share for each two shares outstanding. Immediately prior to the effective date of the reverse split, the corporation had 1,100,000 pre-reverse split shares outstanding, which as a result of the reverse split were reduced to 550,000 shares. The corporation also had outstanding 3,300,000 shares which were issued as post-reverse split shares after the approval of the reverse split by the shareholders on May 10, 2004. Consequently, the corporation has a total of 3,850,000 shares outstanding at June 15, 2004.

 * Effective June 14, 2004, the 2004 Stock Option/Stock Issuance Plan was approved by the shareholders.

Item 7.  Exhibits.

     The following exhibits are included as part of this report:

     Exhibit No.  Description of Exhibit                               Location
     -----------  ----------------------                               --------
     3.1          Articles of Incorporation, as amended June 14, 2004  Attached


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Trycera Financial, Inc.

Date:  June 15, 2004               By:  /s/ Matthew S.  Kerper
                                        Matthew S. Kerper, President




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